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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report of Hughes Markets, Inc. and subsidiaries dated May 10, 1996 included in Quality Food Centers, Inc.'s previously filed Form 8-K/A, into Quality Food Centers, Inc.'s previously filed Form S-8 Registration Statements Nos. 33-32878, 33-84202, 33-34073 and 33-69512, 33-38736, and
33-69514 and this form S-8 Registration Statement dated January 16, 1997.

                                ARTHUR ANDERSEN LLP

Los Angeles, California
January 14, 1997